Exhibit 10.4

EXHIBIT B

FORM OF RESTRICTED STOCK AWARD AGREEMENT

Name:
No. of Shares:
Grant Date:

Domino’s Pizza, Inc.

2004 Equity Incentive Plan

Restricted Stock Agreement

Domino’s Pizza, Inc., a Delaware corporation (the “Company”), hereby grants this Restricted Stock award (the “Award”) to the above-named individual (the “Participant”) pursuant to the Company’s 2004 Equity Incentive Plan (as from time to time in effect, the “Plan”). On the Grant Date, the Company hereby grants and transfers to the Participant the aggregate number of shares set forth above (the “Shares”) of Stock, all in accordance with and subject to the terms and conditions described in this Restricted Stock Agreement (this “Agreement”) and the Plan, in addition to such other restrictions, if any, as may be imposed by law.

1.	Restriction and Vesting.

a.	Each unvested Share under the Award shall be subject to the Transfer Restrictions set forth in Section 4 of this Agreement. Subject to Sections 2 and 3 of this Agreement, the Shares shall vest and the Transfer Restrictions with respect thereto shall lapse in full on the fourth anniversary of the Grant Date (the “Vesting Date”), in accordance with applicable provisions of the Plan, but only if the Forfeiture Condition, as defined herein, has not previously occurred. The term “vest” as used herein with respect to any Share means the lapsing of the Transfer Restrictions described herein with respect to such Share.

b.	Except as expressly provided in Section 2 of this Agreement, all Shares shall be automatically and immediately forfeited to the Company upon a termination of the Participant’s employment with the Company prior to the Vesting Date (the “Forfeiture Condition”). Upon any occurrence of the Forfeiture Condition, the Participant hereby (i) appoints the Company as the attorney-in-fact of the Participant to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such Shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Shares hereunder, one or more stock powers, endorsed in blank, with respect to such Shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any Shares that are forfeited hereunder.

c.

A vested Share to which the Transfer Restrictions no longer apply shall be freely transferable, subject, however, to (i) satisfaction of any applicable tax withholding requirements with respect to the vesting or transfer of such Share; (ii) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose; and (iii) applicable requirements of federal and state securities laws. Until a Share is vested, the certificate evidencing the Share shall carry a restrictive legend that prohibits any sale, transfer, pledge, assignment or other encumbrance or disposition of such Share prior to vesting. In addition, if unvested Shares are held in book entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Shares and the Participant agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions of this Agreement. Any certificates representing unvested Shares shall be held by the Company.

2. Certain Terminations Prior to the Vesting Date. If the Participant terminates employment with the Company for Good Reason (as such term is defined in the Employment Agreement by and between the Company, Domino’s Pizza LLC and the Participant, dated as of January 8, 2018 (the “Employment Agreement”)), if the Participant’s employment is terminated by the Company (or one of its subsidiaries, as applicable) without Cause (as such term is defined in the Employment Agreement) or if the Participant’s employment is terminated as a result of his death or by the Company as a result of his permanent disability, in each case on or after the second anniversary of the Grant Date but prior to the Vesting Date (each, a “Qualifying Termination”), a portion of the Shares shall become fully vested on the date of the Qualifying Termination and any Transfer Restrictions shall no longer apply to such Shares, to the extent provided as follows: (i) if the Qualifying Termination occurs on or after the second anniversary of the Grant Date but prior to the third anniversary of the Grant Date, 25% of the Shares shall become fully vested and (ii) if the Qualifying Termination occurs on or after the third anniversary of the Grant Date but prior to the Vesting Date, 75% of the Shares shall become fully vested. Any Shares that do not vest upon a Qualifying Termination as provided in this Section 2 shall be automatically and immediately forfeited to the Company upon such Qualifying Termination. For the avoidance of doubt, this acceleration of vesting shall only apply if the Shares were not previously forfeited as a result of the occurrence of the Forfeiture Condition.

3. Nontransferability of Award. The Shares acquired by the Participant pursuant to this Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided in this Agreement and in the Plan (“Transfer Restrictions”). Until the lapse of these Transfer Restrictions (i.e., until the Shares vest in accordance with Section 1 or 2 of this Agreement), or unless the Administrator approves the transfer of all or part of the Award in accordance with the Plan, the unvested Shares shall not be transferred, pledged, assigned or otherwise encumbered or disposed of by the Participant. For clarification purposes, the Transfer Restrictions shall be lifted to the extent that the Company allows the Participant to transfer Shares to the Company in order to satisfy any tax withholding liability of such Participant.

4. Rights as Shareholder. Except for the Forfeiture Condition and the Transfer Restrictions, the Participant shall have all rights of a shareholder (including voting and dividend rights) with respect to the Shares. Notwithstanding the foregoing, any property distributed with respect to a Share (the “associated share”) acquired hereunder, including without limitation a distribution of cash dividend or a distribution of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the Forfeiture Condition and the Transfer Restrictions applicable to the associated share for so long as the associated share remains subject to the Forfeiture Condition and the Transfer Restrictions and shall be automatically forfeited if and when the associated share is so forfeited. The Company may require that any cash distribution with respect to the Shares be held back, placed in escrow or otherwise made subject to such restrictions as the Company deems appropriate to carry out the intent of this Agreement and, in furtherance of the foregoing, any ordinary cash dividends payable in respect of any Share that has not yet vested shall be held by the Company until such Share vests in accordance with the terms of this Agreement, at which time the Company shall distribute such cash dividends (without interest) to the Participant, provided, however, that all such cash dividends shall be automatically forfeited if and when the associated Share is forfeited. References in the Plan and this Agreement to the Shares shall be deemed to refer, mutatis mutandis, to any such additional restricted amounts.

5. Withholding and Certain Tax Matters. The award or vesting of the Shares acquired hereunder, and the payment of dividends with respect to such Shares, may give rise to “wages” subject to withholding. The Participant agrees to take such steps, including prompt payment of cash to the Company, as the Company directs to satisfy all tax withholding obligations that may arise with respect this Award or the vesting or subsequent transfer of the Shares granted hereunder, including, if the Administrator so determines, by the delivery of previously acquired Stock or shares of Stock acquired hereunder or by the withholding of amounts from any payment hereunder (but not in excess of the applicable statutory minimum tax withholding amount) or otherwise.

6. Provisions of the Plan. This Award is subject to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Grant Date is available from the Company. By accepting this Award, the Participant acknowledges receipt of a copy of the Plan and a prospectus relating to this Award, and agrees to be bound by the terms of the Plan and this Agreement. All initially capitalized terms used herein will have the meaning specified in the Plan unless another meaning is specified herein.

7. Governing Law. This Award and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the laws of the State of Delaware and in connection with any dispute in respect thereof, the Participant hereby submits to and consents to the jurisdiction of the state and federal courts sitting in the State of Delaware and agrees that such dispute shall be resolved by the courts of the State of Delaware, or the federal courts of the United States for the District of Delaware.

8. Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to this Award by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

9. No Contract of Employment. The Award is not a contract of employment between the Company (or any subsidiary of the Company) and the Participant. The Participant retains the right to terminate his employment with the Company (or one of its subsidiaries, as applicable), and the Company (and its subsidiaries, as applicable) retain the right to terminate or modify the terms of the Participant’s employment, subject to any rights retained by either party under the Employment Agreement, and no loss of rights, contingent or otherwise, under this Award upon termination of employment shall be claimed by the Participant as an element of damages in any dispute over such termination of employment.

10. Section 83(b) Election. The Participant expressly acknowledges that he has been advised to confer promptly with a professional tax advisor to consider whether the Participant should make a so-called “83(b) election” with respect to the Shares. Any such election, to be effective, must be made in accordance with applicable regulations and within thirty (30) days following the Grant Date. The Company has made no recommendation to the Participant with respect to the advisability of making such an election. The Participant hereby agrees that if the Participant makes an 83(b) election, the Participant will provide a copy of the election to the Company not later than ten (10) days after filing the election with the Internal Revenue Service.

11. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer.

DOMINO’S PIZZA, INC.

Name:
Title: